Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated May 17, 2010
Relating to Prospectus Supplement dated May 12, 2010
Registration No. 333-153305

BANRO CORPORATION

FREE WRITING PROSPECTUS

The prospectus supplement of Banro Corporation filed with the United States Securities and Exchange Commission (the “SEC”) on May 12, 2010 erroneously defined the term Underwriter. All references to Underwriter therein refer only to GMP Securities L.P and CIBC World Markets Inc.

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THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS AND A PROSPECTUS SUPPLEMENT) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC  FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND TO YOU THE PROSPECTUS IF YOU REQUEST IT BY CONTACTING GRIFFITHS MCBURNEY CORP. BY FAX AT 416-943-6134 OR EMAIL AT ECM@GMPONLINE.COM OR CIBC WORLD MARKETS CORP. BY FAX AT 212-667-6303 OR EMAIL AT USEPROSPECTUS@US.CIBC.COM.